                                                                   EXHIBIT 99.j1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent to the use in this  Pre-Effective  Amendment  No. 1 to  Registration
Statement No. 333-116351 of American Century Asset Allocation  Portfolios,  Inc.
on form N-1A of our report  dated  August 25,  2004 and to the  reference  to us under the heading "Independent  Registered Public Accounting Firm," appearing in the  Statement of  Additional  Information,  which is part of this  Registration
Statement.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
August 25, 2004